CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Partners Money Market Trust - Western Asset Prime Obligations Money Market Fund (the “Registrant”), each certify to the best of their knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended August 31, 2019 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Money Market Trust -	Legg Mason Partners Money Market Trust -
Western Asset Prime Obligations Money Market Fund	Western Asset Prime Obligations Money Market Fund

/s/Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci
Date: October 24, 2019	Date: October 24, 2019

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.